EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Brookfield Infrastructure Income Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Brookfield Infrastructure Income Fund Inc. for the period ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brookfield Infrastructure Income Fund Inc. for the stated period.

/s/ Chloe Berry		/s/ Casey P. Tushaus
Chloe Berry Principal Executive Officer, Brookfield Infrastructure Income Fund Inc.		Casey P. Tushaus Principal Financial Officer, Brookfield Infrastructure Income Fund Inc.

Dated:	September 5, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brookfield Infrastructure Income Fund Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.